January 16, 2008

Richardson & Patel, LLP
Attn: Jamie H. Kim, Esq.
10900 Wilshire Blvd., Suite 500
Los Angeles, CA 90024

Re:  References to Marketbuzz 2007 report by Perfectenergy International Limited

Dear Ms. Kim:

This letter serves as our consent to include information attributable to our company’s Marketbuzz 2007 report in Perfectenergy International Limited’s (i) Amendment No. 2, and any further amendments, to the Registration Statement on Form SB-2 (“Registration Statement”) and (ii) Annual Report on Form 10-KSB for the fiscal year ended October 31, 2007.

Best regards,

SOLARBUZZ LLC

/s/ Craig Stevens
______________________________________
By: Craig Stevens
Title: President